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                                                                      EXHIBIT 16

                SCHEDULE OF COMPUTATION OF PERFORMANCE FIGURES*

                                   I. YIELD

A. Yield Formula

 Yield is computed according the following formula:

                 A - B     6
 YIELD = 2  [ (  ----- + 1)  - 1
                  CD
Where: A = dividends and interest(degrees) earned during the period.

       B = expenses accrued for the period (net of reimbursements).

       C = the average daily number of shares outstanding during the period that were entitled to receive dividends.

       D = the maximum offering price per share on the last day of the period.
--------
  *The maximum sales charge in effect during the periods shown was 4.20%. (degrees)Interest earned on tax-exempt obligations is determined as follows:

  A. In the case of a tax-exempt obligation (1) with a current market premium or
     (2) issued at a discount where the current market discount is less than the then-remaining portion of the original issue discount, it is necessary to first compute the yield to maturity (YTM). The YTM is then divided by 360 and the quotient is multiplied by the market value of the obligation (plus accrued interest).

  B. In the case of a tax-exempt obligation issued at a discount where the current market discount is in excess of the then-remaining portion of the original issue discount, the adjusted original issue discount basis of the obligation (plus accrued interest) is used in lieu of the market value of the obligation (plus accrued interest) in computing the yield to maturity
     (YTM). The YTM is then divided by 360 and the quotient is multi-plied by the adjusted original issue basis of the obligation (plus ac-crued interest).

  C. In the case of a tax-exempt obligation issued without original issue discount and having a current market discount, the coupon rate of inter-est is used in lieu of the yield to maturity. The coupon rate is then di-vided by 360 and the quotient is multiplied by the par value of the obli-gation.

B. Yield Calculations

   1. Golden Rainbow

   The following is a 30-day yield as of June 30, 1997, for the Class A Shares of the Fund:

                              [$  621,212.49 - $140,057.07]     6
                Yield = 2[ (  ----------------------------- + 1)  - 1]
                              [ 8,192,337.66 X $     20.16]
                         = 3.52%

   2. Utility Income

   The following is a 30-day yield as of June 30, 1997, for the Class A Shares of the Fund:

                              [$   93,069.99 - $ 22,375.93]     6
                Yield = 2[ (  ----------------------------- + 1) - 1]
                              [ 1,763,224.01 X       12.01]
                         = 4.04%$

   The following is a 30-day yield as of June 30, 1997, for the Class C Shares of the Fund:

                             [$   25,815.61 - $  8,731.16]     6
                Yield = 2[ ( ----------------------------- + 1)  - 1]
                             [   489,838.40 X $     11.49]
                         = 3.67%

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                             II. DISTRIBUTION RATE

A. Distribution Rate Formula

  The formula for calculation of distribution rate for the Golden Rainbow is as follows:

                  Distribution Rate = 4 X most recent dividend per share
                                      ----------------------------------
                                                  share price

  The formula for calculation of distribution rate for Utility Income Fund is as follows:

                  Distribution Rate = + (12 X most recent dividend per share)
                                        -------------------------------------
                                                      share price

B. Distribution Rate Calculations

1. Golden Rainbow:

  The following is the distribution rate as of June 30, 1997, based on the maximum public offering price for the Flagship Golden Rainbow Fund:

    Class A Distribution Rate = 4 X $.1702
                                ----------
                                  $20.16

                                 = 3.38%

2. Utility Income Fund:

  The following is the distribution rate as of June 30, 1997, based on the maximum public offering price for the Utility Income Fund:

    Class A Distribution Rate = 12 X $.0529

                               $12.01

                              = 5.29%

    Class C Distribution Rate = 12 X $.0481
                                -----------
                                   $11.49

                                  = 5.02%

                     III. AVERAGE ANNUAL TOTAL RETURN

A. Average Annual Total Return Formula

 Average Annual Total Return is computed according to the following formula:


                        ERV /1//N
                    T = ---       -1
                         P

Where:  T = average annual total return.

    P = a hypothetical initial payment of $1,000.

    N = number of years.

   ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10-year (or fractional portion thereof) pe-riods at the end of such 1, 5 or 10-year (or fractional portion thereof) periods.

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B. Average Annual Total Return Calculations

  The following are the average annual total returns for Class A and C Shares of the Funds for the period from inception and the 1 and 5 year periods ended June 30, 1997, including the current maximum sales charge. For the Golden Rainbow Fund and Utility Income Fund, Class A performance reflects actual performance since inception. For the Utility Income Fund, Class C performance reflects actual performance since inception, and Class A performance for periods prior to inception, adjusted for the differences in sales charges and fees between the classes.

ANNUALIZED CLASS A TOTAL RETURNS including current maximum sales charges of 4.20%:

 1. Golden Rainbow Fund:

                                                $1,116    1/1
    A. 1 year ended June 30, 1997           = ( ------- )  - 1 =  11.63%
                                                $1,000            =====


                                                $1,629    1/5
    B. 5 years ended June 30, 1997          = ( ------- )  - 1 =  10.25%
                                                $1,000            =====


                                                $1,823    1/5.999
    C. Inception through June 30, 1997      = ( ------- )  - 1 =  10.53%
                                                $1,000            =====

 2. Utility Income Fund:

    A. 1 year ended June 30, 1997               $1,053    1/1
                                            = ( ------- )  - 1 =  5.28%
                                                $1,000            ====

                                                $1,471    1/4.997
    B. Inception through June 30, 1997      =   --------    - 1 =  8.02%
                                                $1,000             ====

ANNUALIZED CLASS C TOTAL RETURNS:

 1. Utility Income Fund:

                                                $1,093    1/1
    A. 1 year ended June 30, 1997           = ( ------- )   - 1 =  9.25%
                                                $1,000             ====


                                                $1,493    1/4.997
    B. Inception through June 30, 1997      = ( ------- )   - 1 =  8.35%
                                                $1,000             ====

                         IV. CUMULATIVE TOTAL RETURN

A. Cumulative Total Return Formula

   Cumulative Total Return is computed according to the following formula:

                        ERV - P
                  T  =  -------
                          P

Where:  T = cumulative total return.

        P = a hypothetical initial payment of $1,000.

      ERV = ending redeemable value of a hypothetical $1,000 payment made at the inception of the Fund or at the first day of a specified 1-year, 5-year or 10-year period.

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B. Cumulative Total Return Calculation

  The following are the cumulative total returns for the Class A and C Shares of the Funds for the periods from inception and for the one and five year period ended June 30, 1997, including the current maximum sales charge. For the Golden Rainbow Fund and Utility Income Fund, Class A performance reflects actual performance since inception. For the Utility Income Fund, Class C performance reflects actual performance since inception, and Class A performance for periods prior to inception, adjusted for the differences in sales charges and fees between the classes.

CUMULATIVE CLASS A TOTAL RETURNS including current maximum sales charge of 4.20%:

 1. Golden Rainbow Fund:

                                                $1,116 - $1,000
    A. 1 year ended June 30, 1997           = ( ---------------- )  = 11.63%
                                                     $1,000           =====

    B. 5 years ended June 30, 1997              $1,629 - $1,000
                                            = ( --------------- )   = 62.90%
                                                    $1,000            =====

                                                $1,823- $1,000
    C. Inception through June 30, 1997      = ( --------------- )   = 82.30%
                                                    $1,000            =====

 2. Utility Income Fund:

    A. 1 year ended June 30, 1997               $1,053 - $1,000
                                            = ( ---------------- )  = 5.28%
                                                     $1,000           ====

    B. Inception through June 30, 1997          $1,471 - $1,000
                                            = ( ---------------- )  = 47.05%
                                                     $1,000           =====

CUMULATIVE CLASS C TOTAL RETURNS:

 1. Utility Income Fund:

                                                $1,093 - $1,000
    A. 1 year ended June 30, 1997           = ( ---------------- )  = 9.25%
                                                     $1,000           ====

    B. Inception through June 30, 1997          $1,493 - $1,000
                                            = ( ---------------- )  = 49.32%
                                                     $1,000           =====

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